PURCHASE AND EXCLUSIVE MARKETING AGREEMENT

Agreement dated as of this 13th day of June, 2011 ("the Effective Date"), by and between Imagenetix, Inc. ("Imagenetix"), a Nevada corporation having a place of business at 10845 Rancho Bernardo Road, San Diego, California 92127; Proprietary Nutritionals, Inc. ("PNI"), a New Jersey corporation having a place of business at 265 Harrison, New Jersey 07032, and Pharmachem Laboratories, Inc., its parent company, also a New Jersey corporation having a place of business at the same address (collectively "PNI"); and The Source Vitamin Company, Inc. ("Source"), a Delaware corporation having a place of business at 110 East Broward Boulevard, Fort Lauderdale, Florida 33301, and LTS Nutraceuticals, Inc., its parent company, a Nevada corporation having a place of business at the same address (“LTS”).

W I T N E S S E T H :

WHEREAS, Imagenetix has developed a product brand, known as “Celadrin” for retail, food and drug market, mass market, club and warehouse market and infomercial (collectively, “Markets”) purposes, which is currently used in process forms as ingredients in dietary supplement and topical cream consumer products;

WHEREAS, PNI is engaged in the business of distributing and selling ingredients used in the manufacture of consumer products in the food, beverage, nutritional supplement and cosmetic industries;
and

WHEREAS, Source is in the business of marketing to the Markets direct to consumers and on an infomercial basis; and

WHEREAS, PNI and lmagenetix desire to provide to Source and LTS the exclusive United States rights to promote and sell the Celadrin products, exclusively in the Markets, pursuant to the terms set forth below.

NOW, THEREFORE, in consideration of the foregoing the mutual promises, covenants and conditions contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I. DEFINITIONS

1. "Celadrin" means the cetylated or esterified fatty acid complex, in bulk oil raw material form or finished goods, as Celadrin®.

2. "Territory" means the United States of America and other countries as further provided as territory to Source.

ARTICLE II. EXCLUSIVE APPOINTMENT OF SOURCE

1. lmagenetix and PNI hereby grant to Source and LTS the sole and exclusive right to purchase  from Imagenetix and PNI Celadrin products and any products developed using the Celadrin brand, including all private label business (collectively, the “Celadrin Brand”), within the Territory and appoint Source and LTS as the sole and exclusive marketer, advertiser, promoter, distributor and seller of the Celadrin Brand in the Territory.

2. Notwithstanding the provisions of paragraph 1. of this Article, Imagenetix and PNI shall retain the right to manufacture and sell dietary supplement products and cosmetic products containing Celadrin, in bulk or packaged form outside of the Markets.

ARTICLE III. EXCLUSIVE LICENSE TO THE SOURCE VITAMIN COMPANY

Imagenetix and PNI hereby grant to Source and LTS an exclusive, irrevocable license: (a) to practice the inventions claimed for Celadrin in the Markets; (b) to use any Celadrin related trademarks owned or licensed by Imagenetix; and (c) to use any other intellectual property owned or licensed by Imagenetix, which is necessary for Source and LTS to exercise the exclusive appointment, license and grant of rights under this Agreement.

Imagenetix shall use commercially reasonable efforts to introduce Source to Market retailers. Imagenetix agrees to use reasonable commercial efforts to provide a reasonable transition for Source. Current inventory of all Celadrin at the store level will become the responsibility of Source at the time of execution of this Agreement.

ARTICLE IV. PURCHASE OF CELADRIN RAW MATERIAL BY THE SOURCE VITAMIN
COMPANY AND STOCK GRANT

1. Source will purchase quantities of Celadrin from PNI for use in the Markets at the attached prices and PNI shall supply such quantities under the following terms: at 2% discount, net 60 days. Any increase in the pricing would reflect the actual net increase in costs of materials and would be so charged to Source and documented by representative invoices. Any documented price increase can only occur at the end of a calendar year to be effective the subsequent calendar year, and Source must be between January 2nd through January 31st of that subsequent year for the price increase to be effective for that subsequent year.  Pricing cannot increase by more than National Consumer Price Index (CPI) or 5%, whichever is less for any given calendar year. The initial price review cannot take place earlier than January 2013.  At the end of the 18 month anniversary of the date of this Agreement, Source and Imagenetix and PNI shall agree to discuss minimum purchase quantities of product in good faith, although such agreement to discuss shall not be a binding obligation of Source to enter into an agreement regarding minimum purchase quantities.

2.  Source and LTS shall have six months from the date of execution of this Agreement to conduct due diligence regarding Celadrin and the Markets.  If at the end of six months, they are satisfied with their due diligence in their sole discretion LTS shall issue to Imagenetix shares of restricted common stock of LTS equal to $800,000 divided by the average closing price of LTS common stock on the OTCBB on the five trading days prior to the six month anniversary of the date of this Agreement.  If at any time, within 12 months of the date of grant Imagenetix shall file for bankruptcy or reorganization or become insolvent or the like, LTS may repurchase the shares for $1.00.  In addition to the due diligence contingency above, the right to receive such shares is contingent upon the making by Imagenetix of customary representations and warranties made in connection with a transfer of stock by a public company to an accredited investor, which representations and warranties shall be made at the time of transfer in a written agreement.

3.  All parties agree that Source expressly reserves the right to renegotiate terms hereof based upon the results of its due diligence.

ARTICLE V. TERM

1. The term of this Agreement shall be perpetual except as set forth in 2. below.

2. The term of this Agreement shall be terminable by Source on 30 days prior written notice to Imagenetix and PNI, or if there is a material breach (more than 60 days payment delinquency twice in any 12 month period).

ARTICLE VI. CONFIDENTIALITY

1. The parties have entered into a confidentiality agreement of even date herewith the terms of which are incorporated herein by reference.

ARTICLE VII. BANKRUPTCY

In the event during the term of this Agreement Imagenetix and/or PNI files a petition in bankruptcy, or is adjudicated a bankrupt, or makes an assignment for the benefit of its creditors, or files a petition or otherwise seeks relief under or pursuant to any bankruptcy, insolvency or reorganization statute or proceeding in accordance with the laws of the applicable jurisdiction, or if it discontinues its business, or if a custodian, receiver or trustee is appointed for it or for a substantial portion of its business or assets,

Source and LTS shall retain the license set forth above, except that the minimum purchase order quantities set forth in Article IV shall no longer apply.

ARTICLE VIII. ASSIGNMENT

This Agreement may not be assigned by any party without the prior written consent of the other party, provided that in the case of an assignment by LTS and Source, no consent shall be needed in the case of the sale of all or substantially all of their assets and/or a merger. No assignment shall be binding and valid unless and until the assignee expressly assumes in writing all the duties and obligations of the assignor hereunder.

ARTICLE IX. AMENDMENT; MODIFICATION

No amendment or modification of this Agreement shall be valid or effective unless in writing and signed by the parties hereto.

ARTICLE X. WAIVER

Any waiver or release by either party of any breach or default of the other party under the provisions of this Agreement shall not (a) affect or impair any other right or obligation provided by this Agreement, or (b) constitute a waiver of any subsequent right or obligation provided by this Agreement, or (c) constitute a waiver of any subsequent breach or default.

ARTICLE XI. FORCE MAJEURE

Neither party shall be liable to the other party for any delay or non-performance of an obligation under this Agreement (or any part thereof) by reason of any fire, flood, natural catastrophe, civil disturbance, strike, war, insurrection, act of terrorism, sabotage, blockade, application of laws or regulations, government acts or demands, other events normally considered Acts of God, or any other cause beyond the non-performing party's control. Should such an event occur, the party claiming the existence of such an event shall promptly notify the other party of the occurrence and nature of the event.

ARTICLE XII. COMMUNICATIONS

1.  All notices shall be sent to the contact information provided above with respect to each party.

2. All notices provided for in this Agreement shall be in writing and shall be effective when received.

ARTICLE XIII. GOVERNING LAW

This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of Florida, without giving effect to conflicts of law principles.

ARTICLE XIV. SEPARABLE PROVISIONS

If any provision of this Agreement is held invalid or unenforceable, this shall not affect the validity and enforceability of the remaining provisions of this Agreement, which shall remain in full force and effect.

ARTICLE XV. DISPUTES AND LEGAL FEES

1. Any dispute arising out of this Agreement, or relating to the interpretation, breach or relationship of the parties hereto shall be resolved through final and binding arbitration to be administered by the rules and procedures of JAMS in Fort Lauderdale, FL which shall be the sole forum in which any such disputes shall be resolved. Any decision of the arbitrator selected by JAMS, or the parties, shall be final and binding and judgment thereon may be entered in any court of competent jurisdiction. The arbitration shall be conducted before a single arbitrator, either jointly selected by the parties, or, if they cannot agree, to be appointed by JAMS. The arbitrator must award the prevailing party its costs of arbitration, including filing fees, reasonable attorney's fees and all other reasonable and necessary costs and disbursements incurred by the prevailing party to such proceeding.

2. Notwithstanding the foregoing, the parties may alternatively agree to submit disputes to mediation before proceeding to arbitration, such mediation to be conducted under the auspices of JAMS and, unless both parties agree, the mediator shall not act as the arbitrator.

ARTICLE XVI. ENTIRE UNDERSTANDING

This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, and shall supersede all previous communications, representations or undertakings, either verbal or written, between the parties relating thereto, except as otherwise expressly provided therein. Nothing in this Agreement shall be construed as conferring by implication, estoppels or otherwise upon either party any license or other right besides that expressly stated hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

IMAGENETIX, INC.

By ____S/William Spencer_____________________
William P. Spencer
Title:  President
Date:   06.07.2011

PROPRIETARY NUTRITIONALS, INC.

By ____S/Dean Mosca_________________________
Dean Mosca
Title:  President
Date:  06.13.2011

THE SOURCE VITAMIN COMPANY, INC.
LTS NUTRACEUTICALS, INC.

By ___S/Jerry Rayman________________________
Jerry Rayman
Title: CEO
Date:   05.31.2011

EXHIBIT A

Existing Inventory - Until Supplies Last

Item	Price
40l Cream	$2.50
60l Cream	$4.25
Bulk Softgel (per M)	$45.00
60ct Softgel	$3.75
150ct Softgel	$7.00

Future Purchases From PNI

Item	Price
Raw Material (per kilo)	$65.00
Softgel (per M)	$48.00
Bulk Cream (per kilo) *	$35.00

*Due to the complexities of producing cream - bulk cream will be provided by PNI unless otherwise agreed upon.